[LAKOTA TECHNOLOGIES LETTERHEAD]


                                January 24, 2000



Vincent  Jalali

     Re:     Consulting  Agreement

Dear  Mr.  Jalali:

     Please allow this letter to outline the terms of our consulting agreement between Lakota Technologies, Inc. (the "Company") and Vincent Jalali (the "Consultant"). Consultant has been retained beginning on the date hereof and continuing until March 31, 2000, to provide services to the Company in the areas of business plan review and modification, public speaking on behalf of the Company, preparation and drafting of the Company's quarterly and annual reports and the design and implementation of an internal ongoing plan for the preparation of quarterly and annual reports.

     As consideration for these services, Consultant shall receive an aggregate of 100,000 shares of Company common stock, to be registered on Form S-8 as soon as reasonably practicable.


Lakota  Technologies,  Inc.

/s/ Cody Morgan                          /s/ Vicent Jalali
______________________________          ______________________________
By:     Cody  Morgan                         Vincent  Jalali
Its:     Secretary  and  Director